SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 16, 2004

               SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD.
           (Exact name of registrant as specified in its charter)


       Colorado               File No. 0-19889              84-1145140
       (State of          (Commission File Number)         (IRS Employer
    Incorporation)                                      Identification No.)

        ntl House, Bartley Wood Business Park, Hook, Hampshire, RG27
                                9UP, England
            (Address of principal executive offices) (zip code)

    Registrant's telephone number, including area code: +44 1256 752000




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                             TABLE OF CONTENTS

Item 5.  Other Events.
SIGNATURES
Exhibit 99.1


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Item 5.  Other Events.

Exhibits

      99.1 Press Release, dated July 16, 2004

On July 16, 2004, South Hertfordshire United Kingdom Fund, Ltd. (the "Partnership") issued a press release announcing that the Partnership has learned of an unsolicited mini-tender offer being made by Peachtree Partners to purchase units of limited partnership interests up to an amount representing 4.9 percent of the Partnership's outstanding units, for a price of $27.50 per unit of limited partnership interest in cash, subject to adjustments.

The partnership does not in any way recommend or endorse Peachtree's mini-tender offer and expresses no opinion as to whether the Partnership's limited partners should tender their shares in the mini-tender offer. The Partnership is not associated with Peachtree, the offer or the offer documentation. Limited partners should note that there is no established trading market for the units and, accordingly, there is no established trading price for the units.

The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      NTL INCORPORATED


 Dated:  July 16, 2004                By:   /s/ Robert Mackenzie
                                         ------------------------------

                                         Name:  Robert Mackenzie
                                         Title: Director of Fawnspring Limited,
                                                the General Partner of South
                                                Hertfordshire United Kingdom
                                                Fund, Ltd.